Exhibit 99.1

Rainmaker Reports Third Quarter Fiscal 2010 Results

Q3 revenue from continuing programs up 14% sequentially

Campbell, Calif., November 11, 2010 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of ecommerce solutions and telesales services that drive more revenue for clients and their channel partners, today reported financial results for the third quarter ended September 30, 2010.

Net revenue in the third quarter of 2010 was $9.4 million, compared to net revenue in the preceding quarter of $9.3 million. Second quarter 2010 net revenue included approximately $1 million of revenue from discontinued programs. Excluding revenue from discontinued programs, second quarter adjusted net revenue was $8.3 million. Adjusted net revenue from continuing programs grew 14% sequentially from $8.3 million in the second quarter of 2010 to $9.4 million in the third quarter of 2010. See Exhibit A for a reconciliation of GAAP net revenue to adjusted net revenue.

Recent Business Highlights

•	Signed global unified communications solutions provider as second client for new ecommerce SaaS platform

•	Signed three-year agreement for global sales services with Fortune 50 global software client

•	Added global interactive provider as new client for business-to-business telesales

•	Added global financial services company as new client for telesales services

•	Signed software provider Splunk as new client and renewed multiple clients for SaaS ecommerce solution for training sales

Rainmaker CEO Michael Silton commented, “We are pleased with the 14 percent sequential revenue growth we generated in the third quarter from continuing programs. The global business-to-business ecommerce program that we launched on our new ecommerce SaaS platform in the second quarter for our Fortune 500 security client has been very successful and is generating incremental revenue for this client compared to their previous outsourced solution. We are also pleased to have just added a second client for this new platform. In addition we are excited about the major new program with our Fortune 500 global software client that will begin to launch later in the fourth quarter. Under this program, we will leverage the web and telesales to drive global subscription sales to business customers for the client’s cloud based services.”

For comparative purposes, the following financial discussion of gross margin, net loss and non-GAAP net loss excludes the one-time nonrecurring settlement of $1.4 million received and accounted for as revenue in the third quarter of fiscal 2009. See Exhibit A for a reconciliation of GAAP gross margin and GAAP net income (loss) to the adjusted gross margin and adjusted net loss reported below. See Exhibit B for reconciliation of GAAP net loss to non-GAAP net loss reported below.

Gross margin in the third quarter was 34%, compared to 39% in the preceding quarter and 45% in the third quarter of 2009.

Net loss for the third quarter of 2010 was $4.0 million, or a loss of $0.20 per share, compared to a net loss for the preceding quarter of $3.6 million, or a loss of $0.18 per share, and a net loss for the third quarter of 2009 of $1.4 million, or a loss of $0.06 per share. In the third quarter of 2010, the Company implemented a number of cost reduction actions, including exiting its facility in Montreal, Canada. Third quarter 2010 net loss includes a non-cash charge of approximately $501,000 for the write-off of facility improvements and the facility’s remaining lease commitment through December 31, 2011 and approximately $200,000 in employee severance costs. Rainmaker is working actively to sublease the Montreal facility though the end of its lease term to December 31, 2011.

Non-GAAP net loss for the third quarter of 2010 was $2.9 million, or a loss of $0.14 per share. Third quarter 2010 non-GAAP net loss excludes stock based compensation of $662,000, amortization of intangible assets from acquisitions of $163,000, a gain of $190,000 on the fair value remeasurement for a reduction in the accrued liability for the potential earnout related to the acquisition of Optima, and a $501,000 charge for the closure of our Montreal facility, and compares to a non-GAAP net loss for the preceding quarter of $2.7 million, or a loss of $0.13 per share, and a non-GAAP net loss for the third quarter of 2009 of $532,000, or a loss of $0.02 per share.

Total shares outstanding at September 30, 2010 were approximately 22.3 million common shares, which include approximately 1.7 million unvested restricted shares. In addition, Rainmaker had 1.5 million unexercised options and warrants outstanding with a weighted average exercise price of approximately $3.37 per share.

At September 30, 2010, Rainmaker had federal tax NOLs of $59 million and California state tax NOLs of $41 million.

Total cash and cash equivalents were $13.6 million at September 30, 2010, compared to $15.4 million at June 30, 2010. Cash used in the third quarter of 2010 included approximately $600,000 for capital equipment purchases and $300,000 in debt repayments. During the third quarter, Rainmaker renewed its line of credit with Bridge Bank for an additional 14-month term through December 2011.

Financial Guidance

Rainmaker expects fiscal year 2010 revenue to be approximately $44 million, within its previously provided guidance range. The Company expects to be cash flow positive for the fourth quarter of 2010 on an EBITDA basis excluding non-cash stock compensation expense.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its third quarter fiscal 2010 financial results. Those wishing to participate in the live call should dial (877) 941-2332 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 406-7325 and entering 4368238 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share, EBITDA, and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net loss was $2.9 million for the third quarter of 2010 and consists of net loss excluding equity plan-related compensation expenses, amortization of purchased intangible assets, certain non-recurring expenses, a gain for the fair value re-measurement for the potential earn-out related to the acquisition of Optima, and a charge related to exiting the Montreal facility. Stock compensation adjustments were $662,000 for the three months ended September 30, 2010 and represent the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $163,000 for the three months ended September 30, 2010 and related primarily to the prior acquisitions of Sunset Direct, ViewCentral, Qinteraction, Grow Commerce and Optima. A gain on the fair value re-measurement was $190,000 for the three-months ended September 30, 2010 related to a reduction in the accrued liability for the potential earnout related to the acquisition of Optima. A $501,000 charge was recorded in the three-months ended September 30, 2010 for the write-off of facility improvements and the facility’s remaining lese commitment through December 31, 2011 relating to our exit from our Montreal facility. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.

EBITDA was negative $2.8 million for the third quarter of 2010. EBITDA consists of net loss excluding interest income or expense, income taxes, depreciation & amortization, and a gain on fair value re-measurement. Provision for income taxes was $70,000 for the three months ended September 30, 2010. Non-cash charges for depreciation of property and equipment were $1.2 million for the three months ended September 30, 2010. Non-cash charges for amortization of acquisition related intangibles were $163,000 for the three months ended September 30, 2010 and related primarily to the prior acquisitions of Sunset Direct, ViewCentral, Qinteraction, Grow Commerce and Optima. A gain on the fair value re-measurement of $190,000 for the three-months ended September 30, 2010 related to a reduction in the accrued liability for the potential earnout related to the acquisition of Optima. Interest and other expense was $6,000 for the three months ended September 30, 2010. Adjusted EBITDA was negative $2.1 million for the three months ended September 30, 2010 and adds back to EBITDA non-cash stock based compensation expense of $662,000 incurred in the third quarter of 2010. See Exhibit C for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.

Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. is a leading global provider of ecommerce solutions and telesales services that drive more revenue for clients and their channel partners. Rainmaker provides subscription and service contract renewals, robust ecommerce solutions, lead development, training sales, and call center services. Rainmaker provides these services on a consistent, global basis supporting multiple currencies and language capabilities. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
steve@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$13,590	$15,129
Restricted cash	27	13
Accounts receivable, less allowance for doubtful accounts of $58 at September 30, 2010 and December 31, 2009	7,454	7,604
Prepaid expenses and other current assets	1,255	1,895

Total current assets	22,326	24,641
Property and equipment, net	6,740	6,952
Intangible assets, net	573	890
Goodwill	5,274	3,777
Other noncurrent assets	700	2,409

Total assets	$35,613	$38,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,506	$8,290
Accrued compensation and benefits	1,563	1,079
Other accrued liabilities	2,924	2,221
Deferred revenue	2,888	2,656
Current portion of capital lease obligations	—	240
Current portion of notes payable	1,364	1,350

Total current liabilities	16,245	15,836
Deferred tax liability	395	281
Long term deferred revenue	369	229
Other long-term liabilities	250	—
Notes payable, less current portion	1,869	1,257

Total liabilities	19,128	17,603

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 23,678,381 shares issued and 22,299,073 shares outstanding at September 30, 2010, and 23,034,645 shares issued and 21,996,003 shares outstanding at December 31, 2009	21	20
Additional paid-in capital	124,019	121,138
Accumulated deficit	(104,180)	(96,997)
Accumulated other comprehensive loss	(1,223)	(1,381)
Treasury stock, at cost, 1,379,308 shares at September 30, 2010 and 1,038,642 shares at December 31, 2009	(2,152)	(1,714)

Total stockholders’ equity	16,485	21,066

Total liabilities and stockholders’ equity	$35,613	$38,669

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenue	$9,415	$13,118	$33,575	$37,015
Cost of services	6,206	6,502	18,118	19,879

Gross margin	3,209	6,616	15,457	17,136

Operating expenses:
Sales and marketing	995	930	3,045	3,401
Technology and development	2,164	2,383	7,066	7,839
General and administrative	2,803	1,900	7,970	6,922
Depreciation and amortization	1,357	1,272	3,625	4,415
Gain on Fair Value Remeasurement	(190)	—	(190)	—

Total operating expense	7,129	6,485	21,516	22,577

Operating loss	(3,920)	131	(6,059)	(5,441)
Interest and other expense, net	(6)	(23)	(910)	(114)

Loss before income tax expense	(3,926)	108	(6,969)	(5,555)
Income tax expense	70	85	213	262

Net loss	$(3,996)	$23	$(7,182)	$(5,817)

Basic loss per share	$(0.20)	$(0.00)	$(0.35)	$(0.30)

Diluted loss per share	$(0.20)	$(0.00)	$(0.35)	$(0.30)

Weighted average common shares
Basic	20,491	21,566	20,267	19,292

Diluted	20,491	21,621	20,267	19,292

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net loss	$(7,182)	$(5,817)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,075	3,567
Amortization of intangible assets	550	848
Gain on Fair Value Remeasurement	(190)	—
Stock-based compensation expense	2,173	1,862
Credit for allowances for doubtful accounts	(38)	(319)
Loss on disposal of fixed assets	—	294
Write-down of investment	740	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	870	2,790
Prepaid expenses and other assets	423	(239)
Accounts payable	(935)	(1,151)
Accrued compensation and benefits	303	(73)
Other accrued liabilities	1,025	(526)
Income tax payable	(380)	26
Deferred tax liability	114	100
Deferred revenue	206	(1,479)

Net cash provided by (used in) operating activities	754	(117)

Investing activities:
Purchases of property and equipment	(2,704)	(1,036)
Restricted cash, net	(14)	900
Acquisition of business, net of cash acquired	(492)	—
Repayment of note receivable	1,250	—

Net cash used in investing activities	(1,960)	(136)

Financing activities:
Net borrowings under revolving line of credit	1,129	—
Principal payment of notes payable	(969)	(1,453)
Principal payment of capital lease obligations	(240)	(226)
Tax payments in connection with treasury stock surrendered	(339)	(252)
Purchases of treasury stock	(99)	(296)
Proceeds from issuance of common stock from option exercises	2	3
Proceeds from issuance of common stock from ESPP	—	2

Net cash used in financing activities	(516)	(2,222)

Effect of exchange rate changes on cash	183	(37)

Net decrease in cash and cash equivalents	(1,539)	(2,512)
Cash and cash equivalents at beginning of period	15,129	20,040

Cash and cash equivalents at end of period	$13,590	$17,528

Supplemental disclosures of cash flow information:
Cash paid for interest	$174	$168

Cash paid for taxes	$152	$121

Supplemental disclosures of non-cash investing and financing activities:
Issuance of common stock in business acquisitions	$701	$—

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share)

(Unaudited)

	Three months ended
	September 30, 2010	June 30, 2010	September 30, 2009
Net revenue – GAAP basis	$9,415	$9,350	$13,118
Net Revenue Settlement (1)	—	—	(1,400)
Discontinued client revenue (2)	—	(1,066)

Adjusted net revenue – Non-GAAP basis	$9,415	$8,284	$11,718

Gross margin – GAAP basis	$3,209	$3,621	$6,616
Net Revenue Settlement (1)	—	—	(1,400)

Adjusted gross margin – Non-GAAP basis	$3,209	$3,621	$5,216

Net (loss) income – GAAP basis	$(3,996)	$(3,582)	$23
Net Revenue Settlement (1)	—	—	(1,400)

Adjusted net loss – Non-GAAP basis	$(3,996)	$(3,582)	$(1,377)

Diluted weighted average shares outstanding	20,491	20,331	21,621

Adjusted diluted net loss per share – Non-GAAP basis	$(0.20)	$(0.18)	$(0.06)

(1)	We have excluded a one-time settlement of a claim accounted for as revenue in the quarter ended September 30, 2009.

(2)	We have excluded discontinued revenue from client programs that will not continue past the quarter ended June 30, 2010.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)

(In thousands, except per share)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net loss – GAAP basis	$(3,996)	$23	$(7,182)	$(5,817)
Stock compensation adjustments (2):
Cost of services	27	65	117	155
Sales and marketing	50	65	180	217
Technology and development	100	50	280	143
General and administrative	485	407	1,596	1,347
Non-recurring contract buyout (3)	—	—	(4,650)	—
Net revenue adjustment (3)	—	—	(809)	—
Amortization of intangible assets (4)	163	258	548	848
Gain on Fair Value Remeasurement	(190)	—	(190)	—
Write-down of investment (5)	—	—	740	—
Facility closures (6)	501	—	501	161

Non-GAAP Net Loss	$(2,860)	$868	$(8,869)	$(2,946)

Diluted weighted average shares outstanding	20,491	21,621	20,267	19,292

Non-GAAP diluted net loss per share	$(0.14)	$0.04	$(0.44)	$(0.15)

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net income (loss), which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net income (loss) provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for GAAP net income (loss), and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)	Stock-based compensation: We estimate the fair value of share based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.

(3)	During the first quarter of 2010, we received a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue. This amount represented approximately six months of revenue under that contract, which the Company would have earned from the termination at the end of February through the end of the minimum term of the contract. In addition, in the second quarter of 2010 we recognized as revenue a one-time adjustment for a non-continued program in the amount of $809,000.

(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net income (loss). We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

(5)	Based on information we received on April 30, 2010 from a private company in which we held an investment in the form of a secured note and a minority equity investment, we took a non-cash charge in the first quarter of 2010 for the carrying value of our minority equity investment of $740,000.

(6)	In the quarter ended September 30, 2010, we decided to close our facility in Montreal and took a charge of approximately $501,000 that consisted of approximately $106,000 related to the write-off of the remaining leasehold, furniture and fixtures; $363,000 related to the present value of the remaining lease payments net of the potential sublease proceeds and $32,000 related to terminations costs for vendor service contracts. In the quarter ended March 31, 2009, we decided to reduce our space leased in Manila and took a charge of approximately $161,000 which consisted of $95,000 related to the write-off of the remaining book value of the leasehold improvements at this location, and approximately $66,000 related to early termination penalty and forfeiture of the security deposit as specified in the lease agreement.

RAINMAKER SYSTEMS, INC.

EXHIBIT C

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Net loss	$(3,996)	$23	$(7,182)	$(5,817)

Add:
Provision for income taxes	70	85	213	262
Depreciation of property and equipment	1,194	1,014	3,075	3,567
Amortization of acquisition related intangibles	163	258	550	848
Gain on Fair Value Remeasurement	(190)	—	(190)	—
Interest and other expense	6	23	910	114

	1,243	1,380	4,558	4,791

EBITDA – Non-GAAP basis	$(2,753)	$1,403	$(2,624)	$(1,026)
Add:
Stock based compensation	662	587	2,173	1,862

Adjusted EBITDA – Non-GAAP basis	$(2,091)	$1,990	$(451)	$836

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.

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